
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from Columbia Futures Fund and is qualified in its entirety to reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          DEC-31-1998
<PERIOD-END>                               SEP-30-1998
<CASH>                                       9,376,307
<SECURITIES>                                         0
<RECEIVABLES>                                   31,689<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                              10,121,077<F2>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                10,121,077<F3>
<SALES>                                              0
<TOTAL-REVENUES>                             1,586,054<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                               723,987
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                                862,067
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                            862,067
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                   862,067
<EPS-PRIMARY>                                        0
<EPS-DILUTED>                                        0

<F1>Receivables include interest receivable of $31,689.
<F2>In addition to cash and receivables, total assets include net unrealized gain on open contracts of $713,081.
<F3>Liabilities include redemptions payable of $30,954, accrued management fees of $33,222 and accrued administrative expenses of $85,883.
<F4>Total revenues include realized trading revenue of $1,192,374, net change in unrealized of $101,330 and interest income of $292,350.

